INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	October 20, 2010

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385
M&T BANK CORPORATION ANNOUNCES THIRD QUARTER PROFITS
BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended September 30, 2010.
GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the third quarter of 2010 rose 53% to $1.48 from $.97 in the year-earlier quarter and were 1% above the $1.46 earned in the second quarter of 2010. GAAP-basis net income in the recent quarter aggregated $192 million, up from $128 million and $189 million in the third quarter of 2009 and the second 2010 quarter, respectively. GAAP-basis net income for the third quarter of 2010 expressed as an annualized rate of return on average assets and average common stockholders’ equity was 1.12% and 9.56%, respectively, compared with .73% and 6.72%, respectively, in the year-earlier quarter and 1.11% and 9.67%, respectively, in the second quarter of 2010.
Commenting on M&T’s financial results in the recent quarter, René F. Jones, Executive Vice President and Chief Financial Officer, noted, “Revenues and net income held up nicely this quarter and were each improved from a year-earlier, despite lower fee income from deposit service charges resulting from the recently adopted changes in regulation. Once again, credit costs remained well-controlled. Customer loan balances charged off during the recent quarter declined by $49 million, or 34%, from last year’s third

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quarter. This represents a welcome sign of the improvement in economic conditions relative to a year ago.”
The recent quarter’s earnings as compared with the third quarter of 2009 reflect higher net interest income, resulting from a widening of the net interest margin, and a lower provision for credit losses. Also contributing to the improved performance as compared with the year-earlier quarter were lower other-than-temporary impairment charges on certain available-for-sale investment securities, which after applicable tax effect totaled $6 million and $29 million during the quarters ended September 30, 2010 and 2009, respectively. Reflected in the results for the third quarter of 2009 were net merger-related gains of $9 million (after-tax), or $.08 of diluted earnings per common share, related to 2009 acquisitions. As compared with the second quarter of 2010, a recent quarter rise in mortgage banking revenues and lower other-than-temporary impairment charges on available-for-sale investment securities were partially offset by a decline in service charges on deposit accounts.
Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses and gains associated with merging acquired operations into M&T, since such amounts are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Reconciliations of GAAP to non-GAAP measures are provided in the financial tables included herein.
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Diluted net operating earnings per common share, which exclude the impact of amortization of core deposit and other intangible assets and merger-related gains and expenses, rose for the sixth consecutive quarter, totaling $1.55 in the recent quarter, improved from $.98 in the third quarter of 2009 and $1.53 in the second quarter of 2010. Net operating income during the third quarter of 2010 was $200 million, up from $129 million and $198 million in the third quarter of 2009 and the second quarter of 2010, respectively. Expressed as an annualized rate of return on average tangible assets and average tangible common stockholders’ equity, net operating income was 1.24% and 19.58%, respectively, in the recent quarter, compared with .78% and 14.87% in the year-earlier quarter and 1.23% and 20.36% in the second quarter of 2010.
Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income totaled $576 million in the third quarter of 2010, up from $553 million in the year-earlier period and $573 million in the second quarter of 2010. The improvement in such income from the third quarter of 2009 reflects a 26 basis point widening of the net interest margin, which rose to 3.87% from 3.61%. As compared with the second quarter of 2010, a 3 basis point improvement in the recent quarter’s net interest margin was partly offset by a 1% decline in average earning assets.
Provision for Credit Losses/Asset Quality. The provision for credit losses was $93 million in the recent quarter, compared with $154 million in the third quarter of 2009 and $85 million in 2010’s second quarter. Net charge-offs of loans totaled $93 million during the third quarter of 2010, compared with $141 million and $82 million in the quarters ended September 30, 2009 and June 30, 2010, respectively. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .73%
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and 1.07% in the third quarter of 2010 and 2009, respectively, and .64% in the second quarter of 2010.
Loans classified as nonaccrual totaled $1.10 billion, or 2.16% of total loans at September 30, 2010, compared with $1.23 billion or 2.35% a year earlier and $1.09 billion or 2.13% at June 30, 2010. Assets taken in foreclosure of defaulted loans were $193 million at each of June 30 and September 30, 2010, up from $85 million at September 30, 2009. The higher level of such assets at the two most recent quarter-ends resulted from the second quarter 2010 transfer of $98 million of collateral related to a single commercial real estate loan. The ratio of nonperforming assets to total loans plus real estate and other foreclosed assets was 2.53% at September 30, 2010, compared with 2.51% and 2.50% at September 30, 2009 and June 30, 2010, respectively.
Loans past due 90 days or more and accruing interest totaled $215 million at the end of the recent quarter, including loans guaranteed by government-related entities of $194 million. Such past due loans were $183 million and $203 million at September 30, 2009 and June 30, 2010, respectively, including $173 million and $188 million of government guaranteed loans at those respective dates.
Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. Reflecting those analyses, the allowance for credit losses was $895 million at each of June 30 and September 30, 2010, compared with $868 million at September 30, 2009. That allowance expressed as a percentage of outstanding loans was 1.76% at the recent quarter-end, compared with 1.66% at September 30, 2009 and 1.75% at June 30, 2010. Beginning in 2009, GAAP requires that
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expected credit losses associated with loans obtained in an acquisition be reflected in the estimation of loan fair value as of each respective acquisition date and prohibits any carry-over of the acquired entity’s allowance for credit losses. Excluding amounts related to loans obtained in 2009 acquisition transactions, the allowance-to-legacy loan ratio was 1.86% at the two most recent quarter-ends, compared with 1.81% at September 30, 2009.
Noninterest Income and Expense. Noninterest income totaled $290 million in the recent quarter, compared with $278 million and $274 million in the third quarter of 2009 and the second quarter of 2010, respectively. Reflected in those amounts were net losses from investment securities of $8 million, $47 million and $22 million, each predominantly due to other-than-temporary impairment charges. During each of those quarters, such charges reflected write-downs of certain of M&T’s holdings of privately issued collateralized mortgage obligations and collateralized debt obligations backed by pooled trust preferred securities. In addition, during 2010’s second quarter, other-than-temporary impairment charges included a $12 million write-down of American Depositary Shares of Allied Irish Banks, p.l.c., which were obtained in M&T’s acquisition of Allfirst Financial Inc. in 2003. Excluding gains and losses from investment securities and a pre-tax merger-related gain of $29 million in the third quarter of 2009, noninterest income in the third quarter of 2010 aggregated $298 million, up from $296 million in each of the third quarter of 2009 and the second 2010 quarter. The higher level of noninterest income in the recent quarter resulted largely from higher mortgage banking revenues that were largely offset by declines in service charges on deposit accounts. The lower level of deposit service charge revenues was attributable to new regulations that went into
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effect July 1, 2010 for new customers and August 15, 2010 for pre-existing customers. Such regulations require depositors to elect to be subject to fees for certain deposit account services.
Noninterest expense in the third quarter of 2010 aggregated $480 million, compared with $500 million in the year-earlier quarter and $476 million in the second quarter of 2010. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses. Exclusive of these expenses, noninterest operating expenses were $467 million in the recent quarter, compared with $469 million in the third quarter of 2009 and $461 million in 2010’s second quarter.
The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities and merger-related expenses and gains), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 53.4% in the recent quarter, compared with 55.2% and 53.1% in the year-earlier quarter and the second quarter of 2010, respectively.
Balance Sheet. M&T had total assets of $68.2 billion at September 30, 2010, compared with $69.0 billion at September 30, 2009. Loans and leases, net of unearned discount, were $50.8 billion at September 30, 2010, down 3% from $52.2 billion a year earlier. Total deposits aggregated $48.7 billion at the recent quarter-end, up 4% from $46.9 billion at September 30, 2009. Reflecting a $1.9 billion or 15% increase in noninterest-bearing deposits, deposits at domestic offices rose $2.5 billion, or 5%, to $48.0 billion at the recent quarter-end from $45.5 billion at September 30, 2009.
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Total stockholders’ equity rose 8% to $8.2 billion at September 30, 2010 from $7.6 billion a year earlier, representing 12.06% and 11.03%, respectively, of total assets. Common stockholders’ equity was $7.5 billion, or $62.69 per share, at September 30, 2010, compared with $6.9 billion, or $58.22 per share, at September 30, 2009. Tangible equity per common share rose to $32.23 at September 30, 2010 from $27.03 at September 30, 2009. In the calculation of tangible equity per common share, common stockholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T’s tangible common equity to tangible assets ratio was 5.96% at September 30, 2010, compared with 4.89% and 5.75% at September 30, 2009 and June 30, 2010, respectively.
Allied Irish Banks, p.l.c. initiated steps in early October to divest its holdings of M&T common shares. In a public offering, 26.7 million of Contingent Mandatorily Exchangeable Notes, each note exchangeable for one share of M&T common stock, were sold in a single day. The notes were distributed directly to one hundred twenty-three institutional investors as well as through retail delivery channels.
Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss third quarter financial results today at 10:30 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID #17941643. The conference call will be webcast live on M&T’s website at http://ir.mandtbank.com/conference.cfm. A replay of the call will be available until Friday, October 22, 2010 by calling (800)642-1687, or (706)645-9291 for international participants, and by making reference to ID #17941643. The event
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will also be archived and available by 6:00 p.m. today on M&T’s website at http://ir.mandtbank.com/conference.cfm.
M&T is a bank holding company headquartered in Buffalo, New York. M&T’s banking subsidiaries, M&T Bank and M&T Bank, National Association, operate retail and commercial bank branches in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware, New Jersey, the District of Columbia and Ontario, Canada.
Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.
Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service competition by competitors,
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including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.
These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.
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M&T BANK CORPORATION
Financial Highlights

	Three months ended			Nine months ended
Amounts in thousands,	September 30			September 30
except per share	2010	2009	Change	2010	2009	Change

Performance

Net income	$192,015	127,664	50%	$531,719	243,073	119%
Net income available to common equity	179,306	115,143	56	493,735	211,429	134

Per common share:
Basic earnings	$1.49	.97	54%	$4.12	1.84	124%
Diluted earnings	1.48	.97	53	4.10	1.84	123
Cash dividends	$.70	.70	—	$2.10	2.10	—

Common shares outstanding:
Average — diluted (1)	119,155	117,547	1%	118,766	113,800	4%
Period end (2)	119,435	118,156	1	119,435	118,156	1

Return on (annualized):
Average total assets	1.12%	.73%		1.04%	.49%
Average common stockholders’ equity	9.56%	6.72%		9.05%	4.35%

Taxable-equivalent net interest income	$575,733	553,450	4%	$1,711,322	1,512,971	13%

Yield on average earning assets	4.65%	4.60%		4.62%	4.62%
Cost of interest-bearing liabilities	1.03%	1.26%		1.04%	1.49%
Net interest spread	3.62%	3.34%		3.58%	3.13%
Contribution of interest-free funds	.25%	.27%		.25%	.28%
Net interest margin	3.87%	3.61%		3.83%	3.41%

Net charge-offs to average total net loans (annualized)	.73%	1.07%		.70%	1.00%

Net operating results (3)

Net operating income	$200,225	128,761	56%	$558,930	304,600	83%
Diluted net operating earnings per common share	1.55	.98	58	4.33	2.37	83
Return on (annualized):
Average tangible assets	1.24%	.78%		1.16%	.64%
Average tangible common equity	19.58%	14.87%		19.13%	12.19%
Efficiency ratio	53.40%	55.21%		54.10%	57.90%

	At September 30
Loan quality	2010	2009	Change

Nonaccrual loans	$1,099,560	1,228,341	-10%
Real estate and other foreclosed assets	192,600	84,676	127%

Total nonperforming assets	$1,292,160	1,313,017	-2%

Accruing loans past due 90 days or more	$214,769	182,750	18%

Renegotiated loans	$233,671	190,917	22%

Government guaranteed loans included in totals above:
Nonaccrual loans	$38,232	38,590	-1%
Accruing loans past due 90 days or more	194,223	172,701	12%

Purchased impaired loans (4):
Outstanding customer balance	$113,964	209,138	-46%
Carrying amount	52,728	108,058	-51%

Nonaccrual loans to total net loans	2.16%	2.35%

Allowance for credit losses to:
Legacy loans	1.86%	1.81%
Total loans	1.76%	1.66%

(1)	Includes common stock equivalents.

(2)	Includes common stock issuable under deferred compensation plans.

(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.

(4)	Accruing loans that were impaired at acquisition date and recorded at fair value.
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Financial Highlights, Five Quarter Trend

	Three months ended
Amounts in thousands,	September 30,	June 30,	March 31,	December 31,	September 30,
except per share	2010	2010	2010	2009	2009

Performance

Net income	$192,015	188,749	150,955	136,818	127,664
Net income available to common equity	179,306	176,088	138,341	124,251	115,143

Per common share:
Basic earnings	$1.49	1.47	1.16	1.05	.97
Diluted earnings	1.48	1.46	1.15	1.04	.97
Cash dividends	$.70	.70	.70	.70	.70

Common shares outstanding:
Average — diluted (1)	119,155	118,878	118,256	117,672	117,547
Period end (2)	119,435	119,161	118,823	118,298	118,156

Return on (annualized):
Average total assets	1.12%	1.11%	.89%	.79%	.73%
Average common stockholders’ equity	9.56%	9.67%	7.86%	7.09%	6.72%

Taxable-equivalent net interest income	$575,733	573,332	562,257	564,606	553,450

Yield on average earning assets	4.65%	4.63%	4.59%	4.58%	4.60%
Cost of interest-bearing liabilities	1.03%	1.04%	1.04%	1.13%	1.26%
Net interest spread	3.62%	3.59%	3.55%	3.45%	3.34%
Contribution of interest-free funds	.25%	.25%	.23%	.26%	.27%
Net interest margin	3.87%	3.84%	3.78%	3.71%	3.61%

Net charge-offs to average total net loans (annualized)	.73%	.64%	.74%	1.03%	1.07%

Net operating results (3)

Net operating income	$200,225	197,752	160,953	150,776	128,761
Diluted net operating earnings per common share	1.55	1.53	1.23	1.16	.98
Return on (annualized):
Average tangible assets	1.24%	1.23%	1.00%	.92%	.78%
Average tangible common equity	19.58%	20.36%	17.34%	16.73%	14.87%
Efficiency ratio	53.40%	53.06%	55.88%	52.69%	55.21%

	September 30,	June 30,	March 31,	December 31,	September 30,
Loan quality	2010	2010	2010	2009	2009

Nonaccrual loans	$1,099,560	1,090,135	1,339,992	1,331,702	1,228,341
Real estate and other foreclosed assets	192,600	192,631	95,362	94,604	84,676

Total nonperforming assets	$1,292,160	1,282,766	1,435,354	1,426,306	1,313,017

Accruing loans past due 90 days or more	$214,769	203,081	203,443	208,080	182,750

Renegotiated loans	$233,671	228,847	220,885	212,548	190,917

Government guaranteed loans included in totals above:
Nonaccrual loans	$38,232	40,271	37,048	38,579	38,590
Accruing loans past due 90 days or more	194,223	187,682	194,523	193,495	172,701

Purchased impaired loans (4):
Outstanding customer balance	$113,964	130,808	148,686	172,772	209,138
Carrying amount	52,728	61,524	73,890	88,170	108,058

Nonaccrual loans to total net loans	2.16%	2.13%	2.60%	2.56%	2.35%

Allowance for credit losses to:
Legacy loans	1.86%	1.86%	1.86%	1.83%	1.81%
Total loans	1.76%	1.75%	1.73%	1.69%	1.66%

(1)	Includes common stock equivalents.

(2)	Includes common stock issuable under deferred compensation plans.

(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.

(4)	Accruing loans that were impaired at acquisition date and recorded at fair value.
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Condensed Consolidated Statement of Income

	Three months ended			Nine months ended
	September 30			September 30
Dollars in thousands	2010	2009	Change	2010	2009	Change

Interest income	$685,900	700,593	-2%	$2,047,070	2,032,528	1%
Interest expense	116,032	152,938	-24	353,641	535,499	-34

Net interest income	569,868	547,655	4	1,693,429	1,497,029	13
Provision for credit losses	93,000	154,000	-40	283,000	459,000	-38

Net interest income after provision for credit losses	476,868	393,655	21	1,410,429	1,038,029	36

Other income
Mortgage banking revenues	61,052	48,169	27	149,612	157,385	-5
Service charges on deposit accounts	117,733	128,502	-8	367,004	342,010	7
Trust income	30,485	31,586	-3	91,582	98,908	-7
Brokerage services income	12,127	14,329	-15	38,021	43,215	-12
Trading account and foreign exchange gains	6,035	7,478	-19	14,531	16,456	-12
Gain (loss) on bank investment securities	1,440	(56)	—	1,909	811	—
Other-than-temporary impairment losses recognized in earnings	(9,532)	(47,033)	—	(58,714)	(104,001)	—
Equity in earnings of Bayview Lending Group LLC	(6,460)	(10,912)	—	(18,353)	(15,263)	—
Other revenues from operations	77,019	106,163	-27	235,570	242,695	-3

Total other income	289,899	278,226	4	821,162	782,216	5

Other expense
Salaries and employee benefits	246,389	255,449	-4	756,296	754,793	—
Equipment and net occupancy	54,353	58,195	-7	165,185	157,688	5
Printing, postage and supplies	7,820	8,229	-5	25,412	28,878	-12
Amortization of core deposit and other intangible assets	13,526	16,924	-20	44,834	47,525	-6
FDIC assessments	18,039	21,124	-15	60,995	76,617	-20
Other costs of operations	140,006	140,135	—	392,841	436,611	-10

Total other expense	480,133	500,056	-4	1,445,563	1,502,112	-4

Income before income taxes	286,634	171,825	67	786,028	318,133	147

Applicable income taxes	94,619	44,161	114	254,309	75,060	239

Net income	$192,015	127,664	50%	$531,719	243,073	119%

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Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Dollars in thousands	2010	2010	2010	2009	2009

Interest income	$685,900	684,784	676,386	692,669	700,593
Interest expense	116,032	117,557	120,052	133,950	152,938

Net interest income	569,868	567,227	556,334	558,719	547,655
Provision for credit losses	93,000	85,000	105,000	145,000	154,000

Net interest income after provision for credit losses	476,868	482,227	451,334	413,719	393,655

Other income
Mortgage banking revenues	61,052	47,084	41,476	50,176	48,169
Service charges on deposit accounts	117,733	128,976	120,295	127,185	128,502
Trust income	30,485	30,169	30,928	29,660	31,586
Brokerage services income	12,127	12,788	13,106	14,396	14,329
Trading account and foreign exchange gains	6,035	3,797	4,699	6,669	7,478
Gain (loss) on bank investment securities	1,440	10	459	354	(56)
Other-than-temporary impairment losses recognized in earnings	(9,532)	(22,380)	(26,802)	(34,296)	(47,033)
Equity in earnings of Bayview Lending Group LLC	(6,460)	(6,179)	(5,714)	(10,635)	(10,912)
Other revenues from operations	77,019	79,292	79,259	82,381	106,163

Total other income	289,899	273,557	257,706	265,890	278,226

Other expense
Salaries and employee benefits	246,389	245,861	264,046	247,080	255,449
Equipment and net occupancy	54,353	55,431	55,401	53,703	58,195
Printing, postage and supplies	7,820	8,549	9,043	9,338	8,229
Amortization of core deposit and other intangible assets	13,526	14,833	16,475	16,730	16,924
FDIC assessments	18,039	21,608	21,348	19,902	21,124
Other costs of operations	140,006	129,786	123,049	131,698	140,135

Total other expense	480,133	476,068	489,362	478,451	500,056

Income before income taxes	286,634	279,716	219,678	201,158	171,825

Applicable income taxes	94,619	90,967	68,723	64,340	44,161

Net income	$192,015	188,749	150,955	136,818	127,664

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Condensed Consolidated Balance Sheet

	September 30
Dollars in thousands	2010	2009	Change

ASSETS
Cash and due from banks	$1,070,625	1,356,508	-21%
Interest-bearing deposits at banks	401,624	54,443	638
Federal funds sold and agreements to resell securities	443,700	17,206	—
Trading account assets	536,702	497,064	8
Investment securities	7,662,715	7,634,262	—
Loans and leases:
Commercial, financial, etc.	12,788,136	13,517,538	-5
Real estate — commercial	20,580,450	21,007,376	-2
Real estate — consumer	5,754,432	5,427,260	6
Consumer	11,668,540	12,251,598	-5

Total loans and leases, net of unearned discount	50,791,558	52,203,772	-3
Less: allowance for credit losses	894,720	867,874	3

Net loans and leases	49,896,838	51,335,898	-3
Goodwill	3,524,625	3,524,625	—
Core deposit and other intangible assets	139,186	199,148	-30
Other assets	4,570,822	4,378,296	4

Total assets	$68,246,837	68,997,450	-1%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest-bearing deposits at U.S. offices	$14,665,603	12,730,083	15%
Other deposits at U.S. offices	33,335,104	32,813,698	2
Deposits at foreign office	653,916	1,318,070	-50

Total deposits	48,654,623	46,861,851	4
Short-term borrowings	1,211,683	2,927,268	-59
Accrued interest and other liabilities	1,157,250	1,241,576	-7
Long-term borrowings	8,991,508	10,354,392	-13

Total liabilities	60,015,064	61,385,087	-2
Stockholders’ equity:
Preferred	737,979	727,748	1
Common (1)	7,493,794	6,884,615	9

Total stockholders’ equity	8,231,773	7,612,363	8

Total liabilities and stockholders’ equity	$68,246,837	68,997,450	-1%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $192.6 million at September 30, 2010 and $419.3 million at September 30, 2009.
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15-15-15-15-15
M&T BANK CORPORATION
Condensed Consolidated Balance Sheet, Five Quarter Trend

	September 30,	June 30,	March 31,	December 31,	September 30,
Dollars in thousands	2010	2010	2010	2009	2009

ASSETS
Cash and due from banks	$1,070,625	1,045,886	1,033,269	1,226,223	1,356,508
Interest-bearing deposits at banks	401,624	117,826	121,305	133,335	54,443
Federal funds sold and agreements to resell securities	443,700	10,000	10,400	20,119	17,206
Trading account assets	536,702	487,692	403,476	386,984	497,064
Investment securities	7,662,715	8,097,572	8,104,646	7,780,609	7,634,262
Loans and leases:
Commercial, financial, etc.	12,788,136	13,017,598	13,220,181	13,479,447	13,517,538
Real estate — commercial	20,580,450	20,612,905	20,724,118	20,949,931	21,007,376
Real estate — consumer	5,754,432	5,729,126	5,664,159	5,463,463	5,427,260
Consumer	11,668,540	11,701,657	11,835,583	12,043,845	12,251,598

Total loans and leases, net of unearned discount	50,791,558	51,061,286	51,444,041	51,936,686	52,203,772
Less: allowance for credit losses	894,720	894,667	891,265	878,022	867,874

Net loans and leases	49,896,838	50,166,619	50,552,776	51,058,664	51,335,898
Goodwill	3,524,625	3,524,625	3,524,625	3,524,625	3,524,625
Core deposit and other intangible assets	139,186	152,712	167,545	182,418	199,148
Other assets	4,570,822	4,550,684	4,521,180	4,567,422	4,378,296

Total assets	$68,246,837	68,153,616	68,439,222	68,880,399	68,997,450

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest-bearing deposits at U.S. offices	$14,665,603	13,960,723	13,622,819	13,794,636	12,730,083
Other deposits at U.S. offices	33,335,104	33,010,520	33,125,761	32,604,764	32,813,698
Deposits at foreign office	653,916	551,428	789,825	1,050,438	1,318,070

Total deposits	48,654,623	47,522,671	47,538,405	47,449,838	46,861,851
Short-term borrowings	1,211,683	2,158,957	1,870,763	2,442,582	2,927,268
Accrued interest and other liabilities	1,157,250	1,114,615	1,048,473	995,056	1,241,576
Long-term borrowings	8,991,508	9,255,529	10,065,894	10,240,016	10,354,392

Total liabilities	60,015,064	60,051,772	60,523,535	61,127,492	61,385,087
Stockholders’ equity:
Preferred	737,979	735,350	732,769	730,235	727,748
Common (1)	7,493,794	7,366,494	7,182,918	7,022,672	6,884,615

Total stockholders’ equity	8,231,773	8,101,844	7,915,687	7,752,907	7,612,363

Total liabilities and stockholders’ equity	$68,246,837	68,153,616	68,439,222	68,880,399	68,997,450

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $192.6 million at September 30, 2010, $197.2 million at June 30, 2010, $255.2 million at March 31, 2010, $336.0 million at December 31, 2009 and $419.3 million at September 30, 2009.
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16-16-16-16-16
M&T BANK CORPORATION
Condensed Consolidated Average Balance Sheet
and Annualized Taxable-equivalent Rates

							Change in balance
	Three months ended						September 30,		Nine months ended
	September 30,		September 30,		June 30,		2010 from		September 30
Dollars in millions	2010		2009		2010		September 30,	June 30,	2010		2009		Change in
	Balance	Rate	Balance	Rate	Balance	Rate	2009	2010	Balance	Rate	Balance	Rate	balance
ASSETS

Interest-bearing deposits at banks	$92	.15%	66	.04%	81	.02%	41%	14%	$100	.06%	43	.06%	134%

Federal funds sold and agreements to resell securities	64	.26	11	.58	10	.41	457	531	33	.27	62	.25	-47

Trading account assets	82	.65	83	.82	66	.96	-1	23	69	.79	92	.76	-24

Investment securities	7,993	4.16	8,420	4.81	8,376	4.27	-5	-5	8,180	4.29	8,472	4.84	-3

Loans and leases, net of unearned discount Commercial, financial, etc.	12,856	3.97	13,801	3.78	13,096	4.03	-7	-2	13,118	3.96	13,965	3.76	-6
Real estate — commercial	20,612	4.85	20,843	4.48	20,759	4.64	-1	-1	20,745	4.66	19,793	4.45	5
Real estate — consumer	5,680	5.30	5,429	5.43	5,653	5.35	5	—	5,691	5.32	5,243	5.47	9
Consumer	11,687	5.22	12,247	5.37	11,770	5.24	-5	-1	11,795	5.24	11,578	5.47	2

Total loans and leases, net	50,835	4.74	52,320	4.58	51,278	4.71	-3	-1	51,349	4.69	50,579	4.60	2

Total earning assets	59,066	4.65	60,900	4.60	59,811	4.63	-3	-1	59,731	4.62	59,248	4.62	1

Goodwill	3,525		3,525		3,525		—	—	3,525		3,349		5

Core deposit and other intangible assets	146		208		160		-30	-9	160		191		-16

Other assets	5,074		4,521		4,838		12	5	4,923		4,196		17

Total assets	$67,811		69,154		68,334		-2%	-1%	$68,339		66,984		2%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-bearing deposits
NOW accounts	$592	.15	541	.21	619	.14	9%	-4%	$599	.14	531	.22	13%
Savings deposits	26,177	.33	23,367	.37	25,942	.33	12	1	25,733	.33	22,358	.54	15
Time deposits	6,312	1.46	9,246	2.17	6,789	1.55	-32	-7	6,767	1.56	8,943	2.49	-24
Deposits at foreign office	802	.16	1,444	.13	972	.16	-44	-18	1,002	.14	1,788	.15	-44

Total interest-bearing deposits	33,883	.53	34,598	.84	34,322	.56	-2	-1	34,101	.56	33,620	1.03	1

Short-term borrowings	1,858	.16	2,663	.26	1,763	.17	-30	5	1,994	.16	3,114	.26	-36
Long-term borrowings	8,948	3.10	11,008	2.80	9,454	2.91	-19	-5	9,516	2.91	11,376	3.17	-16

Total interest-bearing liabilities	44,689	1.03	48,269	1.26	45,539	1.04	-7	-2	45,611	1.04	48,110	1.49	-5

Noninterest-bearing deposits	13,647		12,122		13,610		13	—	13,518		10,416		30

Other liabilities	1,294		1,242		1,149		4	13	1,180		1,313		-10

Total liabilities	59,630		61,633		60,298		-3	-1	60,309		59,839		1

Stockholders’ equity	8,181		7,521		8,036		9	2	8,030		7,145		12

Total liabilities and stockholders’ equity	$67,811		69,154		68,334		-2%	-1%	$68,339		66,984		2%

Net interest spread		3.62		3.34		3.59				3.58		3.13
Contribution of interest-free funds		.25		.27		.25				.25		.28
Net interest margin		3.87%		3.61%		3.84%				3.83%		3.41%
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17-17-17-17-17
M&T BANK CORPORATION
Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Nine months ended
	September 30		September 30
	2010	2009	2010	2009
Income statement data
In thousands, except per share
Net income
Net income	$192,015	127,664	$531,719	243,073
Amortization of core deposit and other intangible assets (1)	8,210	10,270	27,211	28,854
Merger-related gain (1)	—	(17,684)		(17,684)
Merger-related expenses (1)	—	8,511	—	50,357

Net operating income	$200,225	128,761	$558,930	304,600

Earnings per common share
Diluted earnings per common share	$1.48	.97	$4.10	1.84
Amortization of core deposit and other intangible assets (1)	.07	.09	.23	.25
Merger-related gain (1)	—	(.15)	—	(.15)
Merger-related expenses (1)	—	.07	—	.43

Diluted net operating earnings per common share	$1.55	.98	$4.33	2.37

Other expense
Other expense	$480,133	500,056	$1,445,563	1,502,112
Amortization of core deposit and other intangible assets	(13,526)	(16,924)	(44,834)	(47,525)
Merger-related expenses	—	(14,010)	—	(82,893)

Noninterest operating expense	$466,607	469,122	$1,400,729	1,371,694

Merger-related expenses
Salaries and employee benefits	$—	870	$—	9,649
Equipment and net occupancy	—	1,845	—	2,430
Printing, postage and supplies	—	629	—	3,444
Other costs of operations	—	10,666	—	67,370

Total	$—	14,010	$—	82,893

Balance sheet data
In millions
Average assets
Average assets	$67,811	69,154	$68,339	66,984
Goodwill	(3,525)	(3,525)	(3,525)	(3,349)
Core deposit and other intangible assets	(146)	(208)	(160)	(191)
Deferred taxes	27	41	30	31

Average tangible assets	$64,167	65,462	$64,684	63,475

Average common equity
Average total equity	$8,181	7,521	$8,030	7,145
Preferred stock	(737)	(727)	(735)	(644)

Average common equity	7,444	6,794	7,295	6,501
Goodwill	(3,525)	(3,525)	(3,525)	(3,349)
Core deposit and other intangible assets	(146)	(208)	(160)	(191)
Deferred taxes	27	41	30	31

Average tangible common equity	$3,800	3,102	$3,640	2,992

At end of quarter
Total assets
Total assets	$68,247	68,997
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(139)	(199)
Deferred taxes	26	39

Total tangible assets	$64,609	65,312

Total common equity
Total equity	$8,232	7,612
Preferred stock	(738)	(728)
Undeclared dividends — preferred stock	(6)	(5)

Common equity, net of undeclared preferred dividends	7,488	6,879
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(139)	(199)
Deferred taxes	26	39

Total tangible common equity	$3,850	3,194

(1)	After any related tax effect.
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18-18-18-18-18
M&T BANK CORPORATION
Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009
Income statement data
In thousands, except per share
Net income
Net income	$192,015	188,749	150,955	136,818	127,664
Amortization of core deposit and other intangible assets (1)	8,210	9,003	9,998	10,152	10,270
Merger-related gain (1)	—	—	—	—	(17,684)
Merger-related expenses (1)	—	—	—	3,806	8,511

Net operating income	$200,225	197,752	160,953	150,776	128,761

Earnings per common share
Diluted earnings per common share	$1.48	1.46	1.15	1.04	.97
Amortization of core deposit and other intangible assets (1)	.07	.07	.08	.09	.09
Merger-related gain (1)	—	—	—	—	(.15)
Merger-related expenses (1)	—	—	—	.03	.07

Diluted net operating earnings per common share	$1.55	1.53	1.23	1.16	.98

Other expense
Other expense	$480,133	476,068	489,362	478,451	500,056
Amortization of core deposit and other intangible assets	(13,526)	(14,833)	(16,475)	(16,730)	(16,924)
Merger-related expenses	—	—	—	(6,264)	(14,010)

Noninterest operating expense	$466,607	461,235	472,887	455,457	469,122

Merger-related expenses
Salaries and employee benefits	$—	—	—	381	870
Equipment and net occupancy	—	—	—	545	1,845
Printing, postage and supplies	—	—	—	233	629
Other costs of operations	—	—	—	5,105	10,666

Total	$—	—	—	6,264	14,010

Balance sheet data
In millions
Average assets
Average assets	$67,811	68,334	68,883	68,919	69,154
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(146)	(160)	(176)	(191)	(208)
Deferred taxes	27	30	34	37	41

Average tangible assets	$64,167	64,679	65,216	65,240	65,462

Average common equity
Average total equity	$8,181	8,036	7,868	7,686	7,521
Preferred stock	(737)	(734)	(732)	(729)	(727)

Average common equity	7,444	7,302	7,136	6,957	6,794
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(146)	(160)	(176)	(191)	(208)
Deferred taxes	27	30	34	37	41

Average tangible common equity	$3,800	3,647	3,469	3,278	3,102

At end of quarter
Total assets
Total assets	$68,247	68,154	68,439	68,880	68,997
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(139)	(152)	(167)	(182)	(199)
Deferred taxes	26	28	31	35	39

Total tangible assets	$64,609	64,505	64,778	65,208	65,312

Total common equity
Total equity	$8,232	8,102	7,916	7,753	7,612
Preferred stock	(738)	(735)	(733)	(730)	(728)
Undeclared dividends — preferred stock	(6)	(7)	(6)	(6)	(5)

Common equity, net of undeclared preferred dividends	7,488	7,360	7,177	7,017	6,879
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(139)	(152)	(167)	(182)	(199)
Deferred taxes	26	28	31	35	39

Total tangible common equity	$3,850	3,711	3,516	3,345	3,194

(1)	After any related tax effect.
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